SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549




                                   FORM 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 29, 1997


                           OIL CITY PETROLEUM, INC.
            (Exact name of Registrant as specified in its Charter)


              Texas                        0-9098               75-1614001
  (State or other jurisdiction of        (Commission          (IRS Employer
  incorporation or organization)        File Number)       Identification No.



          5579 South Lewis, Tulsa, Oklahoma                     74105
       (Address of principal executive offices)              (Zip Code)


                              (918)  749-0483
             (Registrant's telephone number, including area code)

Item 4, Change in Registrant's Certifying Accountants.


On August 29, 1997, Steven L. Terry, CPA, P.C. was engaged as the independent certified public accountant to audit the Registrant's financial statements for the year ended August 31, 1997.

In connection with the audits of the Registrant's two most recent fiscal years and interim period to August 29, 1997, there had been no disagreement with the former accountant, William T. Zumwalt, Inc., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, except as explained below:

      In their report issued November 29, 1996, William T. Zumwalt, Inc. modified their opinion on the Registrant's financial statements as to an uncertainty about the Registrant's ability to continue as a going concern due to recurring losses and the potential inability to obtain the funds necessary to continue in business.

The principal accountant's report on the Registrant's financial statements for the past two years did not contain an adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except as noted above.

The former accountant was dismissed at the same time the new accountant was retained, on August 29, 1997. The decision to change was approved by the board of directors.

                                   SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              OIL CITY PETROLEUM, INC.
                                                   (Registrant)


Date:     August 29, 1997              s/b Herman E. Nichols, Jr.
                                       Herman E. Nichols, Jr.
                                       President

                           William T. Zumwalt, Inc.
                         Certified Public Accountants
                             1429 South Baltimore
                             Tulsa, Oklahoma 74119
                                 918-583-1040


August 29, 1997


Securities and Exchange Commission
Washington, D.C. 20549


Dear Sirs:

We have reviewed the Form 8-K of Oil City Petroleum, Inc. dated August 29, 1997 in regard to a change of independent certified public accountants. We agree with the statements made by Oil City Petroleum, Inc. in the Form 8-K.

Sincerely,

William T. Zumwalt, Inc.


 s/b William T. Zumwalt